Exhibit 99.1
Progyny, Inc. Announces Fourth Quarter 2023 Results
Reports Record Full Year Revenue of $1,088.6 Million, Reflecting 38% Growth
Achieves 49% Growth in Adjusted EBITDA to Record $187.1 Million
Issues Financial Guidance for 2024, Crossing the $1.3 Billion Milestone at Midpoint

NEW YORK, February 27, 2024 /GlobeNewswire/ - Progyny, Inc. (Nasdaq: PGNY) (“Progyny” or the “Company”), a transformative fertility, family building and women's health benefits solution, today announced its financial results for the three- and twelve-month periods ended December 31, 2023 (“the fourth quarter of 2023” and "the full year", respectively) as compared to the three- and twelve-month periods December 31, 2022 (“the fourth quarter of 2022” and “the prior year period”, respectively).

“2023 was another exceptional year for Progyny. We achieved record levels of revenue, profitability and operating cash flow, driven by the volume of new clients and covered lives, as well as the continued growth in the demand for fertility services, and our selling season yielded the largest number of new lives in our history, along with the formation of key channel partnerships that are expected to provide further energy and momentum with our go-to-market activities,” said Pete Anevski, Chief Executive Officer of Progyny.

“As the leader in women's health solutions, Progyny continues to raise the bar for what employers should expect from their benefits providers,” continued Anevski. “By leveraging our strengths in family building with patient education and support, evidence-based outcomes, and network management, we're exceptionally well-positioned to expand our solution into areas that further support life's most important milestones. Accordingly, we're pleased to enter 2024 with a more comprehensive suite of services, including preconception, pregnancy and postpartum, and menopause, that will be available to both new and existing clients as part of the upcoming sales season. Our active pipeline, consisting principally of the opportunities carried over from last year's selling season, is the highest it has ever been at this time of year, and we're very well-positioned to continue our success.”

“In the fourth quarter, revenue grew 26% over the prior year period, gross margin expanded by 30 basis points, and net income nearly quadrupled. For 2023, we exceeded $1 billion in annual revenue for the first time, and cash flow from operations more than doubled to a record $188.8 million,” said Mark Livingston, Progyny’s Chief Financial Officer. “Adjusted EBITDA margin on incremental revenue continued to exceed 20% in 2023, highlighting the high rate of margin capture that we continue to realize on new revenue, even as we continue to invest to expand both our solution and our go-to-market resources.”

Fourth Quarter and Full Year 2023 Highlights:

(unaudited; in thousands, except per share amounts)	4Q 2023	4Q 2022	FY 2023	FY 2022
Revenue	$269,940	$214,321	$1,088,598	$786,913

Gross Profit	$56,894	$44,494	$238,799	$167,325
Gross Margin	21.1%	20.8%	21.9%	21.3%
Net Income	$13,470	$3,408	$62,037	$30,358

Net Income per Diluted Share[1]	$0.13	$0.03	$0.62	$0.30

Adjusted Earnings per Diluted Share[2]	$0.32	$0.22	$1.40	$0.89

Adjusted EBITDA[2]	$43,233	$33,049	$187,076	$125,690
Adjusted EBITDA Margin[2]	16.0%	15.4%	17.2%	16.0%
1.Net income per diluted share reflects weighted-average shares outstanding as adjusted for potential dilutive securities, including options, restricted stock units, warrants to purchase common stock, and shares issuable under the employee stock purchase program.
2.Adjusted earnings per diluted share, Adjusted EBITDA, and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). Please see Annex A of this press release for a reconciliation of Adjusted earnings per diluted share to earnings per share, and Adjusted EBITDA to net income, the most directly comparable financial measures stated in accordance with GAAP for each of the periods presented. We calculate Adjusted earnings per diluted share as net income per diluted share excluding the impact of stock-based compensation, adjusted for the associated impact of taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Financial Highlights
4th Quarter
Revenue was $269.9 million, a 26% increase as compared to the $214.3 million reported in the fourth quarter of 2022, primarily as a result of the increase in the number of clients and covered lives.
•Fertility benefit services revenue was $171.3 million, a 20% increase from the $143.1 million reported in the fourth quarter of 2022.
•Pharmacy benefit services revenue was $98.6 million, a 39% increase as compared to the $71.2 million reported in the fourth quarter of 2022.

Gross profit was $56.9 million, an increase of 28% from the $44.5 million reported in the fourth quarter of 2022, primarily due to the higher revenue. Gross margin was 21.1%, an increase of 30 basis points from the prior year period.

Net income was $13.5 million, or $0.13 income per diluted share, as compared to $3.4 million, or $0.03 income per diluted share, reported in the fourth quarter of 2022. The higher net income was due primarily to the higher gross profit, operating efficiencies realized on our higher revenues and higher investment income, which more than offset a higher provision for income taxes.

Adjusted EBITDA was $43.2 million, an increase of 31%, from the $33.0 million reported in the fourth quarter of 2022, reflecting the higher gross profit and operating efficiencies realized on our higher revenues. Adjusted EBITDA margin was 16.0%, an increase of 60 basis points from the 15.4% Adjusted EBITDA margin in the fourth quarter of 2022.

Full Year
Revenue was $1,088.6 million, a 38% increase as compared to the $786.9 million reported in the prior year period, primarily as a result of the increase in our number of clients and covered lives.
•Fertility benefit services revenue was $676.3 million, a 33% increase from the $510.1 million reported in the prior year period.
•Pharmacy benefit services revenue was $412.3 million, a 49% increase as compared to the $276.8 million reported in the prior year period.

Gross profit was $238.8 million, an increase of 43% from the $167.3 million reported in the prior year period, primarily due to the higher revenue. Gross margin was 21.9%, an increase of 60 basis points from the prior year period, primarily due to ongoing efficiencies realized in the delivery of our care management services, partially offset by the impact of planned cost containment efforts that were shared with our clients.

Net income was $62.0 million, or $0.62 income per diluted share, an increase of $31.7 million as compared to the net income of $30.4 million, or $0.30 income per diluted share, reported in the prior year period. The higher net income was due primarily to the higher gross profit, operating efficiencies realized on our higher revenues and higher investment income, which more than offset higher non-cash stock-based compensation expense and a higher provision for taxes.

Adjusted EBITDA was $187.1 million, an increase of 49% from the $125.7 million reported in the prior year period. Adjusted EBITDA margin was 17.2%, an increase of 120 basis points from the 16.0% margin in the prior year period. The increases in both Adjusted EBITDA and Adjusted EBITDA margin reflect the operating efficiencies realized on our higher revenues. Adjusted EBITDA margin on incremental revenue in 2023 was 20.3%.

Refer to Annex A for a reconciliation of Adjusted EBITDA to net income, as well as the calculation of Adjusted EBITDA margin on incremental revenue in 2023.

Cash Flow
Net cash provided by operating activities in 2023 was $188.8 million, compared to net cash provided by operating activities of $80.4 million in 2022. The improvement in the year was due to the higher profitability, the positive impact from amended agreements with our pharmacy program partners, which included more favorable receipt terms and resulted in one additional receipt in 2023, as well as the impact of timing on certain working capital items. Net cash generated by operating activities for the fourth quarter of 2023 was $37.7 million, compared to $51.5 million in the prior year period, primarily due to the impact of timing on certain working capital items.

Balance Sheet and Financial Position
As of December 31, 2023, the Company had total working capital of approximately $454.5 million and no debt. This included cash and cash equivalents and marketable securities of $371.1 million, an increase of $35.5 million from the balances as of September 30, 2023.

Key Metrics
The Company had 392 clients as of December 31, 2023, as compared to 288 clients as of December 31, 2022.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
ART Cycles*	15,066	12,196	58,013	42,598
Utilization – All Members**	0.54%	0.51%	1.33%	1.23%
Utilization – Female Only**	0.48%	0.46%	1.09%	1.03%
Average Members	5,442,000	4,559,000	5,383,000	4,349,000
* Represents the number of ART cycles performed, including IVF with a fresh embryo transfer, IVF freeze all cycles/embryo banking, frozen embryo transfers, and egg freezing.
** Represents the member utilization rate for all services, including, but not limited to, ART cycles, initial consultations, IUIs, and genetic testing. The utilization rate for all members includes all unique members (female and male) who utilize the benefit during that period, while the utilization rate for female only includes only unique females who utilize the benefit during that period. For purposes of calculating utilization rates in any given period, the results reflect the number of unique members utilizing the benefit for that period. Individual periods cannot be combined as member treatments may span multiple periods.
Financial Outlook
Substantially all of the clients added in the most recent selling season have already launched their benefit, with a handful expected to do so over the coming months. Once all new clients are live in 2024, the Company anticipates having more than 460 clients, representing an estimated 6.7 million covered lives.

“We believe the macro trends that have been fueling our growth remain intact, as reflected in our strong performance in 2023. Accordingly, we're pleased to announce our guidance for the first quarter and full year 2024, which reflects both significant ongoing topline growth, as well as the continued expansion of our margins,” continued Anevski. “The first quarter range reflects a short-term shift in treatment mix as compared to customary levels, resulting in an approximately $15 million headwind to revenue. We've seen treatment mix return to more customary levels at this time, which is reflected in the full year guidance ranges.”

The Company is providing the following financial guidance for the full year period ending December 31, 2024 and the three-month period ending March 31, 2024:

•Full Year 2024 Outlook:
oRevenue is projected to be $1,285 million to $1,315 million, reflecting growth of 18% to 21%
oNet income is projected to be $68.1 million to $73.6 million, or $0.66 to $0.71 per diluted share, on the basis of approximately 103 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $224.0 million to $232.0 million
oAdjusted earnings per diluted share1 is projected to be $1.54 to $1.59

•First Quarter of 2024 Outlook:
oRevenue is projected to be $285.0 million to $292.0 million, reflecting growth of 10% to 13%
oNet income is projected to be $12.4 million to $13.7 million, or $0.12 to $0.13 per diluted share, on the basis of approximately 102 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $49.0 million to $51.0 million
oAdjusted earnings per diluted share1 is projected to be $0.33 to $0.35

1.Adjusted EBITDA and Adjusted earnings per diluted share are financial measures that are not required by, or presented in accordance with, GAAP. Please see Annex A of this press release for a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income and Adjusted net income to net income, the most directly comparable financial measures stated in accordance with GAAP, for the period presented.

Conference Call Information
Progyny will host a conference call at 4:45 P.M. Eastern Time (1:45 P.M. Pacific Time) today, February 27, 2024, to discuss its financial results. Interested participants from the United States may join by calling 1.866.825.7331 and using conference ID 265484. Participants from international locations may join by calling 1.973.413.6106 and using the same conference ID. A replay of the call will be available until March 6, 2024 at 11:59 P.M. Eastern Time by dialing 1.800.332.6854 (U.S. participants) or 1.973.528.0005 (international) and entering passcode 265484. A live audio webcast of the call and subsequent replay will also be available through the Events & Presentations section of the Company’s Investor Relations website at investors.progyny.com.

About Progyny
Progyny (Nasdaq: PGNY) is a transformative fertility, family building and women's health benefits solution, trusted by the nation's leading employers, health plans and benefit purchasers. We envision a world where everyone can realize their dreams of family and ideal health. Our outcomes prove that comprehensive, inclusive and intentionally designed solutions simultaneously benefit employers, patients, and physicians.

Our benefits solution empowers patients with concierge support, coaching, education, and digital tools; provides access to a premier network of fertility and women's health specialists who use the latest science and technologies; drives optimal clinical outcomes; and reduces healthcare costs.

Headquartered in New York City, Progyny has been recognized for its leadership and growth by CNBC Disruptor 50, Modern Healthcare’s Best Places to Work in Healthcare, Forbes' Best Employers, Financial Times, INC. 5000, INC. Power Partners and Crain’s Fast 50 for NYC. For more information, visit www.progyny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our financial outlook for the first quarter and full year 2024, including the impact of our sales season and client launches; our anticipated number of clients and covered lives for 2024; our positioning to successfully manage the impact of COVID-19, including variants, and the associated economic uncertainty on our business; the timing of client decisions; our expected utilization rates and mix; our ability to retain existing clients and acquire new clients; and our business strategy, plans, goals and expectations concerning our market position, future operations, and other financial and operating information. The words “anticipates,” “assumes,” “believe,” “contemplate,” “continues, ” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “plans,” “predict,” “potential,” “project,” “seeks,” “should,” “target,” “will,” and the negative of these or similar expressions and phrases are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, without limitation, failure to meet our publicly announced guidance or other expectations about our business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability; risks related to the impact of the COVID-19 pandemic, such as the scope and duration of the outbreak, the spread of new variants, government actions and restrictive measures implemented in response, delays and cancellations of fertility procedures and other impacts to the business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability in the future; unfavorable conditions in our industry or the United States economy; our limited operating history and the difficulty in predicting our future results of operations; our ability to attract and retain clients and increase the adoption of services within our client base; the loss of any of our largest client accounts; changes in the technology industry; changes or developments in the health insurance market; negative publicity in the health benefits industry; lags, failures or security breaches in our computer systems or those of our vendors; a significant change in the level or the mix of utilization of our solutions; our ability to offer high-quality support; positive references from our existing clients; our ability to develop and expand our marketing and sales capabilities; the rate of growth of our future revenue; the accuracy of the estimates and assumptions we use to determine the size of target markets; our ability to successfully manage our growth; reductions in employee benefits spending; seasonal fluctuations in our sales; the adoption of new solutions and services by our clients or members; our ability to innovate and develop new offerings; our ability to adapt and respond to the medical landscape, regulations, client needs, requirements or preferences; our ability to maintain and enhance our brand; our ability to attract and retain members of our management team, key employees, or other qualified personnel; our ability to maintain our Company culture; risks related to any litigation against us; our ability to maintain our Center of Excellence network of healthcare providers; our strategic relationships with and monitoring of third parties; our ability to maintain or any disruption of our pharmacy distribution network or their supply chain; our relationship with key pharmacy program partners or any decline in rebates provided by them; our ability to maintain our relationships with benefits consultants; exposure to credit risk from our members; risks related to government regulation; risks related to potential sales to government entities; our ability to protect our intellectual property rights; risks related to acquisitions, strategic investments, partnerships, or alliances; federal tax reform and changes to our effective tax rate; the imposition of state and local state taxes; our ability to utilize a significant portion of our net operating loss or research tax credit carryforwards; our ability to develop or maintain effective internal control over financial reporting and the increased costs of operating as a public company; our ability to adapt and respond to the changing SEC expectations regarding environmental, social and governance practices. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, and subsequent reports that we file with the SEC which are available at http://investors.progyny.com and on the SEC’s website at https://www.sec.gov.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Our actual future results could differ materially from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables include the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per share.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per share are supplemental financial measures that are not required by, or presented in accordance with, GAAP. We believe that these non-GAAP measures, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per share are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per share are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per share include: (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating income and expenses, including other (income) expense, net and interest (income) expense, net; (5) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our non-GAAP measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as we calculate these measures, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per share alongside other financial performance measures, including our net income, gross margin, and our other GAAP results.

We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; other (income) expense, net; interest income, net; and (benefit) provision for income taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We calculate Adjusted EBITDA margin on incremental revenue as incremental Adjusted EBITDA in 2023 divided by incremental revenue in 2023. We calculate Adjusted earnings per diluted share as net income per diluted share excluding the impact of stock-based compensation, adjusted for the associated impact of taxes. Please see Annex A: “Reconciliation of GAAP to Non-GAAP Financial Measures” elsewhere in this press release.

For Further Information, Please Contact:
Investors:
James Hart
investors@progyny.com

Media:
Selena Yang
media@progyny.com

PROGYNY, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$97,296	$120,078
Marketable securities	273,791	69,222
Accounts receivable, net of $46,636 and $28,328 of allowances at December 31, 2023 and 2022, respectively	241,869	240,067
Prepaid expenses and other current assets	27,451	4,489
Total current assets	640,407	433,856
Property and equipment, net	10,213	8,371
Operating lease right-of-use assets	17,605	6,903
Goodwill	11,880	11,880
Intangible assets, net	—	99
Deferred tax assets	73,120	77,889
Other noncurrent assets	3,395	3,988
Total assets	$756,620	$542,986
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$125,426	$109,287
Accrued expenses and other current liabilities	60,524	50,249
Total current liabilities	185,950	159,536
Operating lease noncurrent liabilities	17,241	6,482
Total liabilities	203,191	166,018
Commitments and Contingencies
STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at December 31, 2023 and 2022, respectively; 96,348,522 and 93,301,156 shares issued and outstanding at December 31, 2023 and 2022, respectively	9	9
Additional paid-in capital	461,639	349,533
Treasury stock, at cost, $0.0001 par value; 615,980 shares outstanding at December 31, 2023 and 2022, respectively	(1,009)	(1,009)
Accumulated earnings	89,971	27,934
Accumulated other comprehensive income	2,819	501
Total stockholders’ equity	553,429	376,968
Total liabilities and stockholders’ equity	$756,620	$542,986

PROGYNY, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$269,940	$214,321	$1,088,598	$786,913
Cost of services	213,046	169,827	849,799	619,588
Gross profit	56,894	44,494	238,799	167,325
Operating expenses:
Sales and marketing	14,911	12,980	59,488	45,657
General and administrative	28,183	28,208	117,127	98,327
Total operating expenses	43,094	41,188	176,615	143,984
Income from operations	13,800	3,306	62,184	23,341
Other income, net:
Other income, net	1,720	275	5,203	286
Interest income, net	742	560	3,304	814
Total other income, net	2,462	835	8,507	1,100
Income before income taxes	16,262	4,141	70,691	24,441
Provision (benefit) for income taxes	2,792	733	8,654	(5,917)
Net income	$13,470	$3,408	$62,037	$30,358
Net income per share:
Basic	$0.14	$0.04	$0.65	$0.33
Diluted	$0.13	$0.03	$0.62	$0.30
Weighted-average shares used in computing net income per share:
Basic	95,980,425	93,056,297	95,021,175	92,195,068
Diluted	100,748,054	100,059,687	100,672,399	99,957,173

PROGYNY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Year Ended December 31,
	2023	2022
OPERATING ACTIVITIES
Net income	$62,037	$30,358
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	3,745	(6,615)
Non-cash interest income	(34)	—
Depreciation and amortization	2,281	1,601
Stock-based compensation expense	122,611	100,748
Bad debt expense	19,934	13,794
Realized gain on sale of marketable securities	(4,328)	—
Foreign currency exchange rate loss	(8)	—
Changes in operating assets and liabilities:
Accounts receivable	(21,738)	(119,304)
Prepaid expenses and other current assets	(22,930)	57
Accounts payable	16,235	47,689
Accrued expenses and other current liabilities	10,361	13,147
Other noncurrent assets and liabilities	648	(1,080)
Net cash provided by operating activities	188,814	80,395

INVESTING ACTIVITIES
Purchase of property and equipment, net	(3,644)	(3,241)
Purchase of marketable securities	(429,694)	(163,334)
Sale of marketable securities	232,813	122,709
Net cash used in investing activities	(200,525)	(43,866)

FINANCING ACTIVITIES
Proceeds from exercise of stock options	4,850	3,073
Payment of employee taxes related to equity awards	(17,200)	(12,089)
Proceeds from contributions to employee stock purchase plan	1,278	1,152
Net cash used in financing activities	(11,072)	(7,864)
Effect of exchange rate changes on cash and cash equivalents	1	—
Net (decrease) increase in cash and cash equivalents	(22,782)	28,665
Cash and cash equivalents, beginning of year	120,078	91,413
Cash and cash equivalents, end of year	$97,296	$120,078

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes, net of refunds received	$6,181	$133
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Additions of property and equipment, net included in accounts payable and accrued expenses	$421	$636

ANNEX A

PROGYNY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands)

Costs of Services, Gross Margin and Operating Expenses Excluding Stock-Based Compensation Calculation
The following table provides a reconciliation of cost of services, gross profit, sales and marketing and general and administrative expenses to each of these measures excluding the impact of stock-based compensation expense for each of the periods presented:

	Three Months Ended			Twelve Months Ended
	December 31, 2023			December 31, 2023
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$213,046	$(8,523)	$204,523	$849,799	$(34,490)	$815,309
Gross profit	$56,894	$8,523	$65,417	$238,799	$34,490	$273,289
Sales and marketing	$14,911	$(6,626)	$8,285	$59,488	$(27,015)	$32,473
General and administrative	$28,183	$(13,650)	$14,533	$117,127	$(61,106)	$56,021

Expressed as a Percentage of Revenue
Gross margin	21.1%	3.2%	24.2%	21.9%	3.2%	25.1%
Sales and marketing	5.5%	(2.5)%	3.1%	5.5%	(2.5)%	3.0%
General and administrative	10.4%	(5.1)%	5.4%	10.8%	(5.6)%	5.1%

	Three Months Ended			Twelve Months Ended
	December 31, 2022			December 31, 2022
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$169,827	$(7,315)	$162,512	$619,588	$(25,918)	$593,670
Gross profit	$44,494	$7,315	$51,809	$167,325	$25,918	$193,243
Sales and marketing	$12,980	$(6,109)	$6,871	$45,657	$(21,135)	$24,522
General and administrative	$28,208	$(15,873)	$12,335	$98,327	$(53,695)	$44,632

Expressed as a Percentage of Revenue
Gross margin	20.8%	3.4%	24.2%	21.3%	3.3%	24.6%
Sales and marketing	6.1%	(2.9)%	3.2%	5.8%	(2.7)%	3.1%
General and administrative	13.2%	(7.4)%	5.8%	12.5%	(6.8)%	5.7%

Note: percentages shown in the table may not cross foot due to rounding.

Adjusted Earnings Per Diluted Share Calculation
The following table provides a reconciliation of net income to Adjusted Earnings Per Diluted Share for each of the periods presented:

	Three Months Ended				Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Net Income	$17,678	$14,991	$15,898	$13,470	$62,037
Add:
Stock-based compensation	30,808	31,753	31,251	28,799	122,611
Income tax effect of non-GAAP adjustment	(13,942)	(10,870)	(8,902)	(10,025)	(43,739)
Adjusted Net income	$34,544	$35,874	$38,247	$32,244	$140,909

Diluted Shares	100,166,008	100,615,919	100,879,576	100,748,054	100,672,399
Adjusted Earnings Per Diluted Share	$0.34	$0.36	$0.38	$0.32	$1.40

	Three Months Ended				Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
Net Income	$4,971	$8,768	$13,211	$3,408	$30,358
Add:
Stock-based compensation	24,500	23,654	23,297	29,297	100,748
Income tax effect of non-GAAP adjustment	(11,743)	(8,661)	(11,005)	(10,682)	(42,091)
Adjusted Net income	$17,728	$23,761	$25,503	$22,023	$89,015

Diluted Shares	99,935,735	99,672,769	99,819,801	100,059,687	99,957,173
Adjusted Earnings Per Diluted Share	$0.18	$0.24	$0.26	$0.22	$0.89

Adjusted EBITDA and Adjusted EBITDA Margin on Incremental Revenue Calculation
The following table provides a reconciliation of Net income to Adjusted EBITDA for each of the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net income	$13,470	$3,408	$62,037	$30,358
Add:
Depreciation and amortization	634	446	2,281	1,601
Stock‑based compensation expense	28,799	29,297	122,611	100,748
Other income, net	(1,720)	(275)	(5,203)	(286)
Interest income, net	(742)	(560)	(3,304)	(814)
Provision (benefit) for income taxes	2,792	(733)	8,654	(5,917)
Adjusted EBITDA	$43,233	$33,049	$187,076	$125,690

Revenue	$269,940	$214,321	$1,088,598	$786,913

Incremental Revenue vs. 2022			301,685

Incremental Adjusted EBITDA vs. 2022			61,386

Adjusted EBITDA Margin on Incremental revenue			20.3%

Reconciliation of Non-GAAP Financial Guidance for the Three Months Ending March 31, 2024 and Year Ending December 31, 2024

	Three Months Ending March 31, 2024		Year Ending December 31, 2024
(in thousands)	Low	High	Low	High

Revenue	$285,000	$292,000	$1,285,000	$1,315,000
Net Income	$12,400	$13,700	$68,100	$73,600
Add:
Depreciation and amortization	800	800	3,000	3,000
Stock-based compensation expense	32,000	32,000	133,000	133,000
Other income, net	(2,000)	(2,000)	(12,000)	(12,000)
Provision for income taxes	5,800	6,500	31,900	34,400
Adjusted EBITDA*	$49,000	$51,000	$224,000	$232,000

	Three Months Ending March 31, 2024		Year Ending December 31, 2024
($ in thousands)	Low	High	Low	High

Net Income	$12,400	$13,700	$68,100	$73,600
Add:
Stock-based compensation	32,000	32,000	133,000	133,000
Income tax effect of non-GAAP adjustment	(10,300)	(10,300)	(42,400)	(42,400)
Adjusted Net income*	$34,100	$35,400	$158,700	$164,200

Diluted Shares	102,000,000	102,000,000	103,000,000	103,000,000
Adjusted Earnings Per Diluted Share	$0.33	$0.35	$1.54	$1.59

* All of the numbers in the tables above reflect our future outlook as of the date hereof.  Net income, Adjusted Net Income and Adjusted EBITDA ranges do not reflect any estimate for other potential activities and transactions, nor do they contemplate any discrete income tax items, including the income tax impact related to equity compensation activity.